SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            March 1, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:       651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 5.             Other Events and Regulation FD Disclosure.

On March 1, 2002, Ecolab Inc. (“Ecolab”) announced that its President and Chief Operating Officer, Bruno Deschamps, resigned from Ecolab.  Mr. Allan L. Schuman, Chairman of the Board and Chief Executive Officer added the additional title of President effective March 1.  Ecolab also announced other management changes and promotions.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit 99.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated March 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/ Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date:       March 4, 2002

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated March 1, 2002.	Filed herewith electronically.